                                                                   Exhibit 23.13

                        CONSENT TO SERVE AS A DIRECTOR


    In the event Avalon Properties, Inc. is merged (the "Merger") with and into Bay Apartment Communities, Inc. (the "Company"), I hereby agree to serve as a director of the Company, which will be renamed Avalon Bay Communities, Inc. following the Merger. I also agree to the inclusion of the references to me in the Company's registration statement on Form S-4 and any prospectus included therein as a person who has agreed to serve as a director of the Company.


                                   /s/ Christopher B. Leinberger
                                   -----------------------------
                                   Christopher B. Leinberger
                                   April 15, 1998